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Notice of Annual Meeting of Stockholders To Be Held November 16, 2010
PROXY STATEMENT
VOTING SECURITIES
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
MANAGEMENT
BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATON COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED JUNE 30, 2010
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010
VESTING SCHEDULE FOR UNVESTED RSAS AND PSAS
OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED JUNE 30, 2010
PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS -- SERPs)
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
GENERAL
SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE
ANNUAL REPORT ON FORM 10-K
OTHER INFORMATION

BALDWIN TECHNOLOGY COMPANY, INC.

2 Trap Falls Road
Suite 402
Shelton, CT 06484

Notice of Annual Meeting of Stockholders
To Be Held November 16, 2010

To the Stockholders:

The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the “Company”) will be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut, on Tuesday, the 16th day of November, 2010 at 10:00 a.m., Eastern Standard Time, for the following purposes:

1. To elect three Class II Directors to serve for three-year terms or until their respective successors are duly elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record as of the close of business on September 30, 2010, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company.

By Order of the Board of Directors.

Helen P. Oster
Secretary

Shelton, Connecticut
October 14, 2010

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 16, 2010.

The Baldwin Technology Company, Inc. Proxy Statement for the 2010 Annual Meeting of Stockholders, Proxy Cards, and the Fiscal 2010 Annual Report to Stockholders and Report on Form 10-K for the fiscal year ended June 30, 2010 are available free of charge at http://www.annualmeeting.baldwintech.com.

BALDWIN TECHNOLOGY COMPANY, INC.

PROXY STATEMENT

Shelton, Connecticut
October 14, 2010

The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the “Company” or “Baldwin”), for use only at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on the 16th day of November, 2010 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 14, 2010.

Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. At the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matter to be presented for action at the meeting.

With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Except for the election of Directors, abstentions may be specified on all proposals and will be counted as present for the purpose of determining the existence of a quorum regarding the item on which the abstention is specified. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for any purpose in determining whether a matter has been approved. A broker non-vote occurs when a record or nominee holder holding shares for a beneficial owner does not vote on a particular proposal because the record or nominee holder does not have discretionary voting instructions with respect to that proposal and has not received voting instructions on the proposal from the beneficial owner.

Important Change: There is an important change this year regarding broker non-votes and director elections. A NYSE rule change that is effective for the 2010 Annual Meeting of Stockholders no longer permits brokers to vote in the election of Directors if the broker has not received instructions from its customer, the beneficial owner. This represents a significant change from prior years, when brokers had discretionary voting authority in the election of Directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares on the election of Directors. Regardless of how you choose to vote, your interest in the affairs of Baldwin Technology Company, Inc. is important and we encourage you to vote promptly.

The required votes for the election of Directors is described below under the caption “Voting Securities.”

With respect to any other matter requiring action at the meeting, the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $0.01 per shares (the “Class A Common Stock”), and Class B Common Stock, par value $0.01 per shares (the Class B Common Stock”), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share, is required for the approval of any such matter.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2010 Annual Meeting

The U.S. Securities and Exchange Commission, or SEC, adopted e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to stockholders. The Company has chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report for the fiscal year ended June 30, 2010) online, we are also mailing a full set of our proxy materials to our stockholders by mail. Therefore, even if you previously consented to receiving your proxy materials electronically, you will receive a copy of these proxy materials by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding Class A Common Stock and Class B Common Stock is present in person or represented by proxy at our meeting. We also hope to help maximize stockholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our stockholders in the future.

The Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders and the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2010 are available at http://www.annualmeeting.baldwintech.com .

We are mailing a full set of our printed proxy materials to stockholders of record on or about October 14, 2010. On this date, all stockholders of record and beneficial owners will have the ability to access all of the proxy materials on the web site referred to above. These proxy materials will be available free of charge.

VOTING SECURITIES

The Board of Directors has fixed the close of business on September 30, 2010 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 2010 consisted of 14,608,635 shares of Class A Common Stock and 1,092,555 shares of Class B Common Stock.

With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the six Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 2010, the number of outstanding shares of Class B Common Stock constituted approximately seven (7%) percent of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, are entitled to elect four of the six Directors that will constitute the entire Board of Directors.

Except with respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one (1) vote per share and each share of Class B Common Stock having ten (10) votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of stock of the Company entitled to vote at such meeting.

With respect to the election or removal of Directors and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of each such class is constituted by the presence, in person or by proxy, of holders of a majority in number of the total outstanding shares of such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the votes thereon.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that Mr. Rolf Bergstrom, Mr. Ronald B. Salvagio and Mr. Claes Warnander are independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange Amex (“NYSE Amex”) and the rules of the Securities and Exchange Commission (“SEC”). Mr. Gerald A. Nathe, who retired as an employee on June 30, 2010, and Mr. Mark T. Becker, an employee of the Company, and Mr. Samuel B. Fortenbaugh III, counsel to the Company, are not considered independent directors. The Independent Directors have elected Mr. Rolf Bergstrom as the Lead Director. Prior to his becoming President and CEO of the Company on October 1, 2010, Mr. Becker served as interim Lead Director and chair of the Ad Hoc Advisory Committee.

Code of Conduct and Business Ethics

The Company adopted a revised Code of Conduct and Business Ethics (the “Code”) in August 2010, replacing the previous Code of Business Ethics adopted in August 2009. The Code has been distributed to all directors and employees of the Company. Written acknowledgment of understanding and compliance is required of all directors, executive officers, senior managers and financial and information technology staff annually. The current version of the Code is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board Statement of Principles

The Board has adopted a Statement of Principles, which, as most recently updated in August 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Committee Charters

The Board of Directors first adopted written charters for the Audit, Compensation and Executive Committees of the Board in 2001. In February 2009, the Board of Directors established a Nominating Committee and adopted a written charter for that committee. Each of the aforementioned charters are reviewed annually, and amended if appropriate. The Audit Committee Charter, the Nominating Committee Charter and the Executive Committee Charter were most recently updated in June 2010. The Compensation Committee Charter was most recently updated in August 2010. All the charters, as amended, are posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board and Committee Attendance

During fiscal year 2010, each Director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she served. All of the Directors except one who were serving as Directors at the time attended the Company’s 2009 Annual Meeting of Stockholders held on November 10, 2009. Directors are expected, but not required, to attend the 2010 Annual Meeting of Stockholders. The Board of Directors and the Audit and Compensation Committees each hold meetings on at least a quarterly basis, the Nominating Committee meets at least twice a year, and the Independent Directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent Directors and management.

Executive Committee

The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2010, the Executive Committee held one (1) meeting and acted by unanimous written consent once. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Mark T. Becker (the Company’s new President and CEO), Samuel B. Fortenbaugh III and Claes Warnander. The charter of the Executive Committee, as most recently amended in June 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Audit Committee

The Audit Committee assists the Board in ensuring the quality and integrity of the Company’s financial statements, and that a proper system of accounting, internal controls and reporting practices are maintained by the Company. During the fiscal year ended June 30, 2010, the Audit Committee held four (4) regular meetings and eleven (11) special meetings. The Audit Committee presently consists of Ronald B. Salvagio (Chairman) and Rolf Bergstrom. Prior to October 1, 2010, Mark T. Becker was also a member of the Audit Committee. The Board intends to add a third member to the Audit Committee at its next meeting. The charter of the Audit Committee, as most recently amended in June 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as defined by the rules of the SEC and the NYSE Amex and that Mr. Salvagio qualifies as an “Audit Committee Financial Expert”.

Compensation Committee

The Compensation Committee has the responsibility for, among other things, reviewing and making recommendations to the full Board concerning compensation and benefit arrangements for the executive officers of the Company, other than the Chief Executive Officer. The Compensation Committee also administers the Company’s 2005 Equity Compensation Plan (“2005 Plan”). During the fiscal year ended June 30, 2010, the Compensation Committee met four (4) times and acted by unanimous written consent once. The Compensation Committee presently consists of Claes Warnander (Chairman) and Samuel B. Fortenbaugh III. Prior to October 1, 2010, Mark T. Becker was also a member of the Compensation Committee. The Board intends to add a third member to the Compensation Committee at its next meeting. The charter of the Compensation Committee, as most recently amended in August 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section. The Board of Directors has determined that one of the current members of the Committee is “independent” as defined by the rules of the NYSE Amex. Mr. Fortenbaugh, who is not “independent” due to his providing legal services to the Company, was appointed to the Compensation Committee in November 2009 under a special limited exception to the rules of the NYSE Amex since the Board determined it was in the best interest of the Company and its stockholders for Mr. Fortenbaugh to serve on the Compensation Committee. See also “Role of Compensation Committee” in the Compensation Discussion and Analysis section below.

Nominating Committee

The Nominating Committee assists the Board in achieving the highest possible level of performance in fulfilling its oversight responsibilities. The Nominating Committee is responsible for implementing processes to assess the Board and its committees, and reviews the Board’s required status, experience, mix of skills and other qualities to assure appropriate Board composition. During the fiscal year ended June 30, 2010, the Nominating Committee held four (4) regular meetings and one (1) special meeting. The Nominating Committee presently consists of Rolf Bergstrom, Ronald B. Salvagio and Claes Warnander. The charter of the Nominating Committee, as most recently amended in June 2010, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Ad Hoc Advisory Committee

The Board of Directors established an Ad Hoc Advisory Committee in May 2010 to study various strategic alternatives for the Company. The Committee was comprised of the Independent Directors, including Rolf Bergstrom (who was initially named Chair of the Committee), Mark T. Becker (who was named Chair of the Committee in June and served until his election on October 1, 2010 as President and Chief Executive Officer of the Company), Ronald B. Salvagio and Claes Warnander. The Committee retained OBX Partners LLC, a strategic and financial advisory firm, to act as financial advisor and strategic consultant on behalf of the Committee, advising the Committee with regard to any transactions being contemplated during the term of the engagement, advising the Committee with regard to the Company’s budget and business plans, and with respect to financing needs and liquidity of the Company. The Ad Hoc Advisory Committee held four (4) meetings during the fiscal year ended June 30, 2010 and four meetings since that time. This Committee will conclude its work at the next Board of Directors meeting on November 16, 2010.

Independent Directors

The Independent Directors set compensation for the Chief Executive Officer. During the fiscal year ended June 30, 2010, the Independent Directors held four (4) regular meetings and one (1) special meeting. The Independent Directors are Rolf Bergstrom (who currently serves as Lead Director), Ronald B. Salvagio and Claes Warnander. The Statement of Principles (Charter) of the Board of Directors, as most recently amended in August 2010 and which sets forth in more detail the duties and responsibilities of the Board and the Independent Directors, is posted on the Company’s web site (www.baldwintech.com) under the Corporate Governance Section.

Board Leadership Structure and Role in Risk Oversight

The By-laws of the Company provide that the Board may elect from among its members a Chairman of the Board and, if the Board so determines, one or more Vice Chairmen to act in place of the Chairman. Pursuant to this authority, the Board has elected Mr. Gerald A. Nathe as the Chairman of the Board. Neither the By-laws nor the Company’s Corporate Governance Guidelines specify that the position of Chairman may not be held by a corporate officer, such as the President and Chief Executive Officer of the Company, but the Company has had a non-management Chairman since 2007. The Board believes this leadership structure is appropriate for the Company at the present time. The Board further believes that separation of the roles of the Chairman of the Board and the Chief Executive Officer at this time serves to support the Board’s leadership role in fulfilling its oversight responsibilities.

The Board has an active role as a whole, and also at the Committee level, in overseeing management of the Company’s risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, environmental, and strategic and reputational risks. The full Board or an appropriate Committee receives these reports from the appropriate executive so that it may understand and oversee the Company’s strategies to identify, manage and mitigate risks. When it is a Committee that receives the report, the Chairman of that Committee makes a report on the discussion to the full Board of Directors at its next meeting. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial, legal and regulatory risks. The Executive Committee overseas management of the risks associated with the independence of the Board of Directors and potential conflicts of interest, as well as risks associated with corporate and financial strategies and merger and acquisition transactions.

Stockholder Communications with Directors

Any stockholder wishing to communicate with the Board or a specified individual director may do so by contacting the Company’s Corporate Secretary, in writing, at the corporate address listed on the notice to which this proxy statement is attached, or by telephone at (203) 402-1000. The Corporate Secretary will forward to the Board or the specified director a written, e-mail or phone communication. The Corporate Secretary has been authorized by the Board to screen frivolous or unlawful communications or commercial advertisements.

The Board Nomination Process

The Company established a Nominating Committee in February 2009 comprised of all the Independent Directors. The Lead Director serves as the Chairman of the Nominating Committee.

The Lead Director, together with the Chairman of the Board and the Chief Executive Officer, are responsible for reviewing on an annual basis, with the entire Board, the appropriate skills and characteristics required of Board members in the context of the then current make-up of the Board. This review includes an evaluation of judgment and integrity, skills, diversity of background and experience, technical knowledge, etc., all in the context of an assessment of the perceived needs of the Board at that point in time and with a view to realizing the Board’s objectives.

The Lead Director, together with the Chairman of the Board and the Chief Executive Officer and any Independent Director available, will review the qualifications, and if appropriate interview those individuals willing to serve, with the intent of agreeing upon one or more candidates whose qualifications include expertise needed to enhance the overall Board. Each candidate who is agreed upon will have his credentials forwarded to all Directors for review prior to being introduced to as many Board members as possible. The Independent Directors will then vote on whether to recommend the individual or individuals to the full Board for selection by the full Board. If selected, then depending upon the Class in which the candidate or candidates are placed, the candidate or candidates will be subject to eventual election by the Company’s stockholders.

The Nominating Committee will consider director candidates recommended by stockholders as long as such recommendations are received at least 120 calendar days before the anniversary of the date that the Company mailed its proxy materials in connection with the previous year’s Annual Meeting of Stockholders. Accordingly, stockholders who wish to recommend for consideration by the Nominating Committee a prospective candidate for election to the Board at the 2011 Annual Meeting of Stockholders may do so by notifying in the manner provided in Rule 14a-18 of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Corporate Secretary of the Company at the corporate address listed on the notice to which this proxy statement is attached no later than June 16, 2011. The Corporate Secretary will pass all such stockholder recommendations on to Mr. Bergstrom, the Lead Director (and Chair of the Nominating Committee) for consideration by the Nominating Committee. Any such recommendation should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating Committee to make an initial determination as to whether the candidate satisfies the Board membership criteria set out in the Board of Directors’ Statement of Principles. All candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2010 (except where otherwise noted) based on a review of information filed with the U.S. Securities and Exchange Commission (“SEC”) and the Company’s stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer of the Company or former executive officer named in the Summary Compensation Table, and (d) all executive officers and Directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Gabelli Asset Management, Inc.(2)	1,789,647		0		12.19%	—
One Corporate Center Rye, New York 10580
Dimensional Fund Advisors LP(3)	886,716		0		6.04%	—
Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746
RBF Capital, LLC(4)	792,764		0		5.40%
100 Drakes Landing Road, Suite 300 Greenbrae, CA 94904
Gerald A. Nathe(5)	554,338	(6)(7)	198,338	(8)	3.69%	18.15%
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Akira Hara(9)	527,935	(6)	463,136		3.49%	42.39%
Baldwin Japan Limited MS Shibaura Bldg. 4-13-23 Shibaura, Minato-ku Tokyo 108-0023, Japan
Karl S. Puehringer(10)	344,788	(6)(11)	1,800		2.33%	*
51 Phillips Lane Darien, CT 06820
Jane G. St. John(12)	304,039		264,239		2.04%	24.19%
P.O. Box 3236 Blue Jay, California 92317
John P. Jordan	155,224		800		1.06%	*
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Ralph R. Whitney, Jr.	127,799		100,000		*	9.15%
Hammond Kennedy Whitney & Co., Inc. 420 Lexington Avenue — Suite 402 New York, New York 10170

	Beneficial Ownership
	Amount and Nature of
Name and Address	Ownership				Percent of
of Beneficial Owner	Class A(1)		Class B		Class A(1)	Class B

Peter Hultberg	58,570	(6)	0		*	—
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Samuel B. Fortenbaugh III(5)	56,692	(6)	106		*	*
630 Fifth Avenue, Suite 1401 New York, New York 10111
Steffen Weisser	53,492		0		*	—
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, CT 06484
Mark T. Becker(5)	248,799	(6)	0		1.67%	—
Baldwin Technology Company, Inc. 2 Trap Falls Road — Suite 402 Shelton, Connecticut 06484
Rolf Bergstrom(5)	43,799	(6)	0		*	—
Sodra Villagatan 6 23735 Bjarred, Sweden
Claes Warnander(5)	23,465		0		*	—
1310 N. Ritchie Court Unit 12B Chicago, Illinois 60610
Ronald B. Salvagio(5)	20,688		0		*	—
7108 Lemuria Circle #202 Naples, Florida 34109
All executive officers and directors of the Company as a group (including 9 individuals, named above)	1,215,067	(6)(7)	199,244	(8)	7.91%	18.24%

*	= Less than 1%.

(1)	Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. The amount of shares shown as Class A Common Stock held by a beneficial owner in the table above includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner.

(2)	Amount and Nature of Ownership is based on a Form 13F filed on August 13, 2010 with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner, an investment advisor, as of June 30, 2010; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(3)	Amount and Nature of Ownership is based on a Form 13F filed on August 6, 2010 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a registered investment advisor, on behalf of certain funds as of June 30, 2010; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(4)	Amount and Nature of Ownership is based on a Schedule 13G filed on October 4, 2010 with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, as the general partner and investment manager of Fullerton Capital, as of July 28, 2010; Percent of Class is calculated based on information set forth in said filing and the Class A Common Stock outstanding on the record date.

(5)	Member of the Board of Directors of the Company.

(6)	Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows: Mr. Becker, 218,000 shares; Mr. Nathe, 140,000 shares; Mr. Fortenbaugh, 21,000 shares; Mr. Bergstrom, 10,000 shares; Mr. Hara, 5,000 shares; Mr. Hultberg, 5,000 shares; and as to all executive officers and Directors of the Company as a group, 394,000 shares.

(7)	Includes 107,665 shares held in a trust for the benefit of Mr. Nathe; 40,000 shares held in an IRA account for the benefit of Mr. Nathe, and 35,000 shares held in a trust for the benefit of Mr. Nathe’s spouse.

(8)	Includes 100,000 shares held in a trust for the benefit of Mr. Nathe’s spouse and 98,338 shares held in a trust for the benefit of Mr. Nathe.

(9)	Includes shares owned by A-Plus, Inc., a private company owned by Mr. Hara.

(10)	Amount of Ownership is as of September 30, 2010 the date on which Mr. Puehringer’s employment with the Company terminated.

(11)	Includes 10,038 shares held in Mr. Puehringer’s account in the Company’s profit sharing and savings plan, as of September 30, 2010; also includes 115,000 shares of Class A Common Stock subject to options which are exercisable within 60 days.

(12)	Amount of Ownership shown in table is as of September 30, 2010 and includes 39,800 shares of Class A Common Stock held by a trust for the benefit of the beneficial owner and her spouse; also includes 264,239 shares of Class B Common Stock held of record by a trust for the benefit of the beneficial owner and her spouse.

To the knowledge of the Company, no arrangement exists the operation of which might result in a change in control of the Company.

ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation, the Board of Directors (the “Board”) of the Company is divided into three classes. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently six members of the Company’s Board of Directors, the number having been set by the Board of Directors in accordance with the Company’s By-laws.

Mark T. Becker and Ronald B. Salvagio, Class II Directors, were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Mr. Puehringer, who was a Class III Director, resigned as an officer and director of the Company, effective September 30, 2010.

At this year’s Annual Meeting, three Directors will be elected to Class II. If elected, their terms will expire at the Annual Meeting to be held in 2013. Mark T. Becker, Gerald A. Nathe and Ronald B. Salvagio, who are currently Class II Directors, have been nominated to serve as Class II Directors. Messrs. Becker, Nathe and Salvagio have consented to being named in this proxy statement and will each serve as a Director, if elected. Messrs. Becker and Salvagio may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting, while Mr. Nathe may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee who is unable to serve.

Set forth below are the names of all continuing Directors and nominees, certain biographical information with respect to each such continuing Director and nominee and a listing of the specific experience, qualifications, attributes or skills that each continuing Director or nominee possesses that led the Company’s Board of Directors to conclude that the Director or nominee should serve as a director of the Company.

Nominees for election at the 2010 Annual Meeting:

CLASS II

Mark T. Becker, age 51, has served as a Director of the Company since 2001. On October 1, 2010, Mr. Becker was named President and Chief Executive Officer of the Company. He served as interim Lead Director from May through September 2010. Mr. Becker served on the Audit Committee from 2001 through September 2010; on the Compensation Committee from 2008 through September 2010; on the Executive Committee from 2006 through 2008; and on the Nominating Committee, from its creation in February 2009 through September 2010. From 2008 to 2010, Mr. Becker was Vice President of Sun Capital Partners, Inc., a private investment firm. From 2007 through 2008, Mr. Becker was the Chief Operating Officer and Chief Financial Officer of Havells Sylvania, an international subsidiary of Havells India, Ltd., a Delhi based manufacturer of electronic switchgear and lighting products, listed on the India National and Mumbai stock exchanges. From 2004 through 2007 when the business was sold to

Havells, Mr. Becker was the Chief Financial Officer of SLI Holdings International LLC, a manufacturer of Sylvania lighting systems.

Director Qualifications:

•	Substantial international experience in senior operational and management roles

•	Development of global organizations and strategic planning

•	Extensive financial background, education and experience

•	Designation as Audit Committee Financial Expert

Gerald A. Nathe, age 69, has been a Director of the Company since 1987 and has served as Chairman of the Board since February 1997. He was Chief Executive Officer from 1995 through 2001 and from 2002 through 2007. He was President of the Company from 1993 through 2001 and from 2002 through 2005. Mr. Nathe has developed a good understanding of the graphic arts business over his forty plus year career working in the industry. During this time, he has managed, led, and invested in companies that supplied equipment (pre-press and automation controls) and consumables to the global graphic arts market. Mr. Nathe has held a range of staff, operational, and managerial positions in the companies with which he has been associated, including Chief Executive Officer, President, Chairman, and member of the Boards of Directors. These company positions and responsibilities required him to interact extensively with customers such as press manufacturers, printers, and publishers around the world as well as with employees, vendors, and shareholders who are also spread around the world. Mr. Nathe has been an active participant and supporter of industry associations (and educational institutions) primarily in the Americas, but also in Asia and Europe. He has served as an officer in some of these associations and is a member of industry honor organizations such as the Ben Franklin Society, the Soderstrom Society, and the Web Offset Society. In addition, he has been the recipient of the industry’s well-known Soderstrom Award and the Vanguard Leadership Award.

Director Qualifications:

•	Knowledge and understanding of the global graphic arts industry

•	Management and leadership of international companies

•	Focus on employee, customer, and shareholder relationships

•	Involvement with industry associations

Ronald B. Salvagio, age 67, has served as a Director of the Company since June 2006. Since 2001, Mr. Salvagio has been President of PRSM, Inc., a management consulting firm. He served as managing partner — corporate finance of Accenture, a global management consulting and technology services company from 1997 until 2001. From his 32-year tenure at Accenture and Arthur Andersen, Mr. Salvagio possesses significant leadership experience in financial, human resources and operational matters. In his Asia/Pacific and Global roles, he developed a substantial understanding of both US and International operations. In particular, his extensive accounting background and previous audit committee chairman roles enables Mr. Salvagio to provide significant advice and input relating to financial management and reporting issues.

Director Qualifications:

•	Leadership experience in financial, human resources and operational matters

•	Substantial understanding of U.S. and International operations

•	Extensive accounting background

•	Designation as Audit Committee Financial Expert

The Board unanimously recommends a vote “FOR” each of the persons nominated to serve as Class II Directors.

CLASS III (Terms will expire at the 2011 Annual Meeting)

Claes Warnander, age 67, has served as a Director of the Company since November 2007. He spent 20 years with the Swedish engineering group Alfa Laval in various positions including international controller (1969-1971); CFO and then President of Alfa Laval Denmark (1971-1977); President of Alfa Laval Brazil (1977-1982) and President and head of the global Separation Division (1982-1988). In 1988, Mr. Warnander became President and CEO of the Haldex Group, a public company, listed on the Swedish stock exchange, and a global supplier of proprietary systems for the vehicle industry which grew from $100m to over $1b through acquisitions, new product developments and geographical expansion in his 17 year tenure. During that time, Mr. Warnander also served on the boards of Atle Karolin/industrial conglomerate (1996-1998); Zeteco/truck tailgate lifts and harbor crane carriers (1996-2000); ABA/hose clamp products (1998-2006; Nolato/plastic components, a public company listed in Sweden (1999-2007); Emotron/electric motor controls (1998-2007); and Velux/roof windows (2000-2009). From 2005 until his retirement in 2008, he was Chairman of Haldex China, where he supported the local management to implement a new, expansive China strategy. Since 2008, he has served as Chairman of two Canadian companies: Gienow in Calgary and Loewen in Winnipeg, both in the windows and doors business, as well as Chairman of a start-up company in Chicago based on Swedish technology for the cleaning of engine oils.

Director Qualifications:

•	Broad, international business experience

•	Leadership of international organizations and strategic planning

•	Knowledge of lean manufacturing and global sourcing

•	Financial education and experience

•	Extensive public company leadership and board experience

CLASS I (Terms will expire at the 2012 Annual Meeting)

Samuel B. Fortenbaugh III, age 76, practices law, specializing in, among other areas, corporate governance. He is a former Chairman and CEO of Morgan Lewis & Bockius LLP, an international law firm with multiple offices in the United States, Europe and Asia. He was a senior partner from 1980 until 2001 and a senior counsel from 2001 until 2002. He has served as a Director of the Company since 1987. Mr. Fortenbaugh served as a director of Western Publishing Company, a publisher of children’s books listed on NASDAQ, from 1989 to 1995 when that entity was acquired in a leveraged buyout. Mr. Fortenbaugh also served as a director and Chair of the Compensation

Committee of Security Capital Corporation, an employer cost containment and health services and educational services company listed on the Amex, from 2001 until 2006 when that entity was acquired in a merger. In addition, he has served as Chairman of the Board of two privately held companies engaged in manufacturing as well as several other privately held profit and not-for-profit companies.

Director Qualifications:

•	Extensive leadership and management experience

•	Substantial international experience

•	Knowledge of the manufacturing and publishing industries

•	Focus on corporate governance

Rolf Bergstrom, age 68, has served as a Director of the Company since 2003. Mr. Bergstrom has owned and operated since 1998 a consulting firm, Bergstrom Tillvaxt AB, a company specializing in strategic planning, managed growth and restructuring companies. He has 35 years of combined experience in various positions in Swedish companies, including Perstorp AB, where he was the inventor of the concept of “Pergo” laminated flooring. He has served as Chairman of the Board of three private Swedish companies and has been a Board member of a number of public Swedish companies. He is currently Chairman of Roxtec AB, makers of seals and pipes, and a board member of Marka Pac AB, a plastics manufacturer. He has served on the Chamber of Commerce in South Sweden, on the Boards at SE-Banken in Karlskrona and Ronneby, and was a member of the Advisory Board at the University of South Florida.

Director Qualifications:

•	Knowledge of international business

•	Private and public company board experience

•	Educational background in technology and economics

•	Leadership in strategic planning and restructuring

MANAGEMENT

Directors and Executive Officers

The current Directors and executive officers of the Company are as follows:

Name	Position

Gerald A. Nathe	Chairman of the Board and Director(1)
Mark T. Becker	President, Chief Executive Officer and Director(1)
John P. Jordan	Vice President, Chief Financial Officer and Treasurer
Peter Hultberg	Vice President — Marketing, Sales and Service
Steffen Weisser	Vice President — Operations
Rolf Bergstrom	Director(3)(4)(5)
Samuel B. Fortenbaugh III	Director(1)(2)
Ronald B. Salvagio	Director(3)(4)
Claes Warnander	Director(1)(2)(4)

(1)	Member of the Executive Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Nominating Committee and an Independent Director.

(5)	Lead Director

John P. Jordan, age 64, has been Vice President, Chief Financial Officer and Treasurer of the Company since March 2007. From 1998 to March 2007, Mr. Jordan was Vice President and Treasurer of Paxar Corporation, a publicly-traded global manufacturer of apparel identification products.

Steffen Weisser, age 46, has been Vice President — Operations of the Company since July 1, 2009. Since September 2007, he has served as Managing Director of the Company’s German subsidiary, Baldwin Germany GmbH. Prior to joining Baldwin, Dr. Weisser was Managing Director of Georg Sahm GmbH, a machine manufacturer for the textiles and packaging industry in Eschwege, Germany, from 2003 to 2007.

Peter Hultberg, age 43, has been Vice President — Marketing, Sales and Service of the Company since July 1, 2009. He has served since 2006 as Managing Director of the Company’s Swedish subsidiary, Baldwin Jimek AB, where he has been part of the management team since 1988.

All of the Company’s officers are elected annually by the Board of Directors and hold their offices at the pleasure of the Board of Directors. Mark T. Becker was elected, effective October 1, 2010, to serve as President and Chief Executive Officer of the Company.

See “Election of Directors” for biographies of the Directors.

BOARD OF DIRECTORS

The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by various reports and other documents sent to them as well as by operating and financial reports presented by management at Board and Committee meetings. During the fiscal year ended June 30, 2010, the Board held five (5) regularly scheduled meetings, two (2) special meetings, and acted by unanimous written consent three (3) times.

Director Compensation

The following table sets forth compensation paid to the Company’s non-employee Directors during the fiscal year ended June 30, 2010:

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive	Deferred
	Cash	Awards	Awards	Plan	Compensation	All Other
	($)	($)	($)	Compensation	Earnings	Compensation	Total
Name	(a)	(b)(c)	(c)	($)	($)	($)	($)

Mark T. Becker(d)	$56,500	$5,460	$2,520	—	—	—	$64,480
Rolf Bergstrom	$47,500	$5,460	$2,520	—	—	—	$55,480
Samuel B. Fortenbaugh III	$42,000	$5,460	$2,520	—	—	—	$49,980
Judith A. Mulholland(e)	$16,500	—	—	—	—	—	$16,500
Gerald A. Nathe(f)	—	$18,200	$8,400	—	$98,742	$347,859 (g)	$473,201
Ronald B. Salvagio	$55,000	$5,460	$2,520	—	—	—	$62,980
Claes Warnander	$48,000	$5,460	$2,520	—	—	—	$55,980

(a)	During FY2010, Directors who were not employees of the Company received a $24,000 annual retainer and a fee of $1,500 for each meeting they attended of the Board of Directors or a Committee on which they served. The Chair of the Audit Committee, the Chair of the Compensation Committee and the Lead Director of the Independent Directors each receives an additional $1,000 quarterly. All Directors are also reimbursed for ordinary, necessary and reasonable expenses incurred in attending Board and Committee meetings. During FY 2010, the Board took a voluntary ten (10)% percent reduction in their annual retainer.

(b)	The 2005 Equity Compensation Plan (the “2005 Plan”) was adopted at the 2005 Annual Meeting of Stockholders and amended at the 2008 Annual Meeting of Stockholders. Non-employee Directors received annual grants of Restricted Stock Awards (“RSAs”) or, in the case of foreign directors, Restricted Stock Units (“RSUs”) under the 2005 Plan. On November 10, 2009, five non-employee Directors received awards of RSAs or RSUs of 3,000 shares of Class A Common Stock each and grants of stock options to purchase 3,000 shares of Class A Common Stock each. Restrictions on the RSAs and RSUs lapse on the first anniversary date of the awards. The stock options vest one-third on each of the second, third and fourth anniversaries of the date of grant.

(c)	Represents the aggregate grant date fair value for RSAs and RSUs (Stock Awards) and Stock Options (Option Awards) granted during the fiscal year and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178).

(d)	Mr. Becker was elected President and Chief Executive Officer of the Company, effective October 1, 2010.

(e)	Ms. Mulholland retired as a Director, effective November 10, 2009.

(f)	Mr. Nathe retired from full-time employment with the Company on June 30, 2010. He continues to serve as Chairman of the Board of Directors.

(g)	Mr. Nathe did not receive any fees as a Director during Fiscal 2010; the amount shown includes a $315,000 salary as an employee, a $7,825 auto allowance, a $3,908 long-term disability insurance premium, a $13,645 life insurance premium and $7,481 for legal and accounting/financial advice that Mr. Nathe received as an employee of the Company during Fiscal 2010.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter, as amended in June 2010, is posted on the Company’s web site under the Corporate Governance Section. Through the Company’s fiscal year ended June 30, 2010 (Fiscal 2010), the committee was comprised of three non-employee Directors, each of whom was “independent” as defined by the rules of the SEC and the NYSE Amex. In addition, the Board had determined that two members of the committee have accounting or related financial management expertise. The Chairman, Ronald B. Salvagio, and another member of the committee, Mark T. Becker, were both designated as “Audit Committee Financial Experts.” Effective October 1, 2010, Mark T. Becker was named President and Chief Executive Officer of the Company and since that time no longer serves on the Audit Committee. This report is prepared and presented for Fiscal 2010.

In performing its oversight responsibilities, the committee reviewed and discussed the audited consolidated financial statements of the Company for Fiscal 2010 with management and Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process. GT is responsible for expressing an opinion as to whether these financial statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States.

The committee has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries, which are included as Item 8 in the Company’s Annual Report on Form 10-K for Fiscal 2010, with management of the Company and GT.

The committee also discussed with GT GT’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with GT by the standards of Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees” and SEC Rule 2-07 of Regulation S-X.

The committee has received the written disclosures and the letter from GT required by applicable requirements of the Public Company Accounting Oversight Board and has discussed GT’s independence from the Company with GT. There were no non-audit services provided by GT to the Company during Fiscal 2010.

Based on the review and discussions with management of the Company and GT referred to above, the Audit Committee recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for Fiscal 2010 in the Company’s Annual Report on Form 10-K for Fiscal 2010 and include such financial statements in its Annual Report to Stockholders.

The Audit Committee
Ronald B. Salvagio, Chairman
Mark T. Becker (until September 30, 2010)
Rolf Bergstrom

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview and analysis of our executive officer compensation program and policies. Later in this proxy statement, there is a series of tables containing specific information about the compensation earned or paid in the fiscal year ended June 30, 2010 to the following individuals who are referred to as our named executive officers (“NEOs”): Karl S. Puehringer, President and Chief Executive Officer (until his employment by the Company was terminated, effective September 30, 2010), John P. Jordan, Vice President, Chief Financial Officer and Treasurer, Peter Hultberg, Vice President — Marketing, Sales and Service, and Steffen Weisser, Vice President — Operations.

Compensation Philosophy and Objectives

The Company recognizes that a critical balance must be maintained between compensation and the successful pursuit of the Company’s long-term performance and business strategies. The Company compensates its senior executives and certain other senior management employees, whose contributions are key to the Company’s success, in a manner that the Company believes will attract and retain high caliber leaders and motivate its executives and senior management to pursue the Company’s long-term performance and strategic objectives. To that end, the Company is committed to affording its NEOs and senior management employees with compensation that is competitive with regards to their knowledge, skill, experience, and responsibilities as well as competitive with the market(s) in which the Company is required to compete for executive and/or senior management talent.

The Company and the Compensation Committee of the Board of Directors (the “Committee”) has adopted a compensation philosophy that provides for a base compensation and broad-based benefit plans, which are available to all employees, annual incentive bonuses and long-term equity compensation in order to motivate executives and senior management to achieve the Company’s strategic objectives, to align the interests of executives and senior managers with the interests of the Company’s stockholders, to provide competitive total compensation, to attract, retain and motivate key management employees and to reward corporate consolidated performance.

Role of the Compensation Committee

Throughout FY2010, the Committee was comprised of three non-employee Directors of the Company, two of whom were considered “independent” under the rules of the NYSE Amex, and one Director who is not independent but was appointed to the Committee for a temporary two-year term under a special exception to the independence rules. The Committee operates pursuant to a written charter adopted by the Board, a copy of which is posted on the Company’s web site under the Corporate Governance Section. The purpose of the Committee is to assist the Board of Directors of the Company in ensuring that proper systems of short-term and long-term compensation are in place to provide performance-oriented incentives and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company. The principal responsibilities of the Committee include: 1) reviewing and making recommendations to the Board as to the general compensation policies and practices of the Company for management employees of the Company and the adoption or modification of compensation and benefit plans for executive officers; 2) reviewing the performance of the Chief Executive Officer of the Company and making a recommendation to the Lead Director and other Independent Directors with respect to the total compensation of the Chief Executive Officer; 3) reviewing and making a recommendation to the entire Board of Directors as to the total compensation of each of the NEOs and such other employees of the Company and its subsidiaries as the Committee deems appropriate and as are required by the

Company’s Delegation of Authority Policy; 4) administering and approving awards to management-level employees under the Company’s 2005 Equity Compensation Plan; 5) interpreting, administering and approving management’s recommendations as to equity awards for non-management employees under the Company’s 2005 Equity Compensation Plan; 6) reviewing and making recommendations to the Board for awards under the Company’s 2005 Equity Compensation Plan to executive officers of the Company; 7) reviewing and making recommendations to the Lead Director and to other Independent Directors of the Board for awards under the Company’s 2005 Equity Compensation Plan to the Chief Executive Officer; 8) reviewing and making recommendations to the Board of Directors of the Company as to any contractual or other special employment arrangements for executive officers (and other management employees) of the Company or any of its subsidiaries; 9) reporting annually to stockholders of the Company as to the Committee’s compensation policies for the executive officers of the Company, and the basis, including the factors and criteria, for the compensation paid to the Chief Executive Officer of the Company; and 10) reviewing and making recommendations to the Board with respect to the compensation of and benefits for directors who are not employees of the Company.

Specific Elements of NEO Compensation

General

For each of the NEOs of the Company named in the Summary Compensation Table below, compensation consists of a base salary, a potential for an incentive cash bonus, equity compensation awards, and other perquisites. Certain of these NEOs also have supplemental retirement benefits. The Committee annually reviews the total compensation package paid to each of the NEOs and certain other senior management employees. In fiscal 2010, the Committee and the Company’s human resources group used the consulting firm, Executive Resource Group, to provide information from their database of surveys and comparable compensation packages paid to executives at a broad range of publicly traded manufacturing companies with market values, revenue sizes, and global operating footprints similar to those of the Company. The Committee compares the compensation packages the Company provides to its NEOs with those benchmarks in determining the appropriateness of the compensation packages paid to the NEOs and makes adjustments where appropriate.

Base Salary

The base salary in place for each of the executive as well as non-executive employees is intended to attract and retain top level talent as well as to compensate the employees for their knowledge, skill, experience, and overall job responsibilities.

The base salary of Karl S. Puehringer was fixed by an employment agreement that was negotiated between Mr. Puehringer and the Compensation Committee and approved by the Independent Directors of the Board of Directors. Mr. Puehringer’s base salary was subject to an annual increase based on performance, which was reviewed annually by the Independent Directors of the Board of Directors, and the attainment of objectives mutually agreed-upon with the Independent Directors. Recommended annual increases to Mr. Puehringer’s base salary were subject to review and approval of the Compensation Committee, the Independent Directors of the Board and the Board of Directors. Effective September 30, 2010, Mr. Puehringer’s employment with the Company terminated.

The base salaries of the other NEOs are also fixed by employment agreements entered into between the NEOs and the Company and approved by the Compensation Committee and the Board of Directors. Under the

employment agreements in place, each NEO’s base salary is subject to an annual increase based on performance, which is reviewed annually by the Chief Executive Officer. Recommended annual increases to the base salaries of the NEOs are also subject to review and approval of the Compensation Committee and the Board of Directors. By Letter Agreements dated January 13, 2009, each of the NEOs agreed to reduce their respective annual base salaries by ten (10%) percent, effective February 1, 2009. These salary reductions were restored effective October 1, 2010.

See a more detailed description of the terms of each employment agreement between the Company and an NEO in the Employment Agreements Section below.

Bonus

Executive Officers and key management and non-management employees are eligible to receive cash bonuses provided through the Company’s annual Management Incentive Compensation Plan (MICP). Each year, the MICP is designed to reward, recognize and motivate the NEOs and certain other key management employees for their contributions on a consolidated total company and/or location basis. Each NEO, key manager and key non-manager participant can earn cash incentive compensation based on a target bonus percentage of his/her base salary upon the achievement of certain MICP performance targets whose purpose is to focus the participants’ attention on earnings (through Profit Before Tax) and on cash (through Operating Cash Flow). The individual target award opportunities for MICP participants range from 7.5% to 50% of base salary, with Mr. Puehringer, Mr. Jordan, Dr. Weisser and Mr. Hultberg each participating at the 50% bonus level for fiscal year 2010. Approximately sixty-five (65) employees or about eleven percent (11%) of the Company’s worldwide employee base participated in the fiscal year 2010 MICP.

Equity Compensation Awards

The Company’s NEOs as well as certain other management employees, who in the judgment of the Chief Executive Officer, are in a position to contribute significantly to the Company in order to create stockholder value, receive either/or a combination of stock options, restricted stock grants, restricted stock units, and performance shares generally once each year. Recommendations for issuing options, restricted stock, restricted stock units and performance shares are reviewed and approved by the Committee and the Board of Directors, and, in the instance of the Chief Executive Officer, by the Independent Directors. Approximately twelve (12) officers, senior managers and other key employees or about two percent (2%) of the Company’s worldwide employee base were identified as participants in the Company’s equity compensation program.

Supplemental Retirement Benefits

Mr. Puehringer was entitled to deferred compensation, and Mr. Jordan is entitled to supplemental retirement benefits (SERPs) in accordance with their respective employment agreements. A SERP is a non-qualified defined retirement plan that provides supplemental retirement income to the named NEO. It provides retirement benefits in excess of the Company’s 401(k) profit sharing and savings plan because of contribution limitations imposed by the IRS upon contributions made with respect to the Company’s 401(k) plan. The IRS limit on earnings ($245,000 for 2010) for purposes of computing the maximum contribution that can be made does not apply to payments under a SERP.

Mr. Puehringer’s employment agreement provided for deferred compensation to be paid to him, his designated beneficiary or beneficiaries, or his estate for a period of fifteen (15) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual deferred compensation benefit to be paid to Mr. Puehringer was based on a final pay formula which included years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Puehringer in connection with this benefit during fiscal year 2010 was $42,908. Mr. Puehringer’s employment by the Company as well as his employment agreement was terminated effective September 30, 2010 pursuant to a Termination Agreement dated September 30, 2010. Pursuant to the Termination Agreement, the Company agreed to pay Mr. Puehringer deferred compensation upon substantially the same terms that the Company was obligated to pay deferred compensation to Mr. Puehringer under his employment agreement. The estimated annual deferred compensation benefit payable by the Company to Mr. Puehringer under the Termination Agreement is $126,000. Currently 100% vested, the estimated annual benefit payable to Mr. Puehringer will be equal to 30% of his average base salary for his last three (3) years of employment under his employment agreement.

Mr. Jordan’s employment agreement provides for a supplemental retirement benefit to be paid to him for ten (10) years upon termination of his employment and subject to a vesting schedule set forth in his employment agreement. The amount of the annual benefit to be paid to Mr. Jordan is based on a final pay formula which includes years of service and final average base salary. The amount accrued by the Company on behalf of Mr. Jordan in connection with this benefit during fiscal year 2010 was $86,082. When fully vested (on March 8, 2012), the estimated annual supplemental retirement benefit payable by the Company to Mr. Jordan upon separation from service will be $52,806. The estimated annual benefit payable to Mr. Jordan upon 100% vesting will be 20% of his average base salary for his last three (3) years of employment under his employment agreement assuming a 3.5% general salary increase over each of the next two (2) years.

Mr. Hultberg’s employment agreement provides for the Company to make supplemental retirement contribution of 15% of his base salary to a private pension scheme of his choice. The amount contributed by the Company during fiscal year 2010 was $28,480 (converted from SEK using the June 30, 2010 exchange rate).

Dr. Weisser’s employment agreement provides for the Company to make a contribution to offset the cost of a private pension insurance that provides Dr. Weisser with pension benefits in addition to pension benefits provided by the German social plan. The amount contributed by the Company during fiscal year 2010 was $7,337 (converted from Euros using the June 30, 2010 exchange rate).

Perquisites

Generally, corporate officers are provided the same fringe benefits as all other Company employees in their respective locations, such as health, dental, vision and prescription drug insurance; group life insurance; group short and long-term disability insurance. In addition, NEOs are also provided certain perquisites such as a monthly car allowance, supplemental life and long-term disability insurance, club/membership fees, legal fees, and accounting/financial advice fees. The compensation received by each NEO on account of these personal benefits is shown in the column captioned “All Other Compensation” of the Summary Compensation Table below. As discussed above, Messrs. Puehringer and Jordan also receive deferred compensation or supplemental retirement benefits as provided for in their respective employment agreements.

Severance and Change-in-Control Agreements

Mr. Puehringer was afforded and Mr. Jordan is afforded certain severance and change-in-control benefits as provided for in each of their respective employment agreements with the Company. Mr. Puehringer’s employment agreement was terminated effective September 30, 2010. Dr. Weisser and Mr. Hultberg are afforded certain severance benefits as provided for in each of their respective employment agreements. The specific details of such severance and change-in-control benefits are discussed below under the Potential Payments upon Termination or Change of Control.

Process for Setting and Reviewing Compensation

The Committee reviews and determines the compensation for its executive officers and certain senior managers by identifying the market value of each position and determining the appropriate mix of compensation elements in order to maintain alignment with the Company’s goals and objectives. The Committee considers and compiles compensation data from proprietary and public surveys that track companies in the manufacturing sector that are comparable in size and similar in annual revenues. Where and when appropriate, the Company and/or the Committee have the authority to retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. In addition to the survey data used to identify specific market levels for direct compensation, in May 2008 the Company and the Committee also conducted a baseline study among peer companies concerning short and long-term compensation practices and trends. This effort informed the Company about practices of similarly-situated companies when reviewing and establishing compensation programs to meet the Company’s compensation and strategic objectives. For this purpose, the Company and Committee considered a broad range of publicly traded manufacturing companies with industry classifications, market values, revenue size and global operating footprints similar to those of the Company.

The Company peer group used in May 2008 was comprised of the following companies:

Compensation Design Peers

K-Tron International Inc.
Ampco-Pittsburgh Corp.
Hurco Companies Inc.
Key Technology Inc.
Printronix Inc.
Presstek Inc..
Radisys Corp.
3D Systems Inc.
Flow Intl. Corp.
GSI Group Inc.
Hardinge Inc.
Intevac Inc.
NN Inc.

Resources for Advice on Executive and Director Compensation

The Company’s management and human resources department supports the Committee in its work of reviewing and determining executive officer and Director compensation. In its support role, management and the human resources department recommend, but do not determine, the amount or form of executive and Director compensation. Where and when appropriate, the Company and/or the Committee retain the services of outside compensation consultants to better understand the competitive marketplace and to assess the appropriateness of the Company’s compensation programs. During Fiscal 2010, the Company and the Committee used the services of Executive Resource Group, a human resource consulting firm, for the assessment of pay competitiveness as well as evaluation of normative market practices for delivering executive and senior management compensation, benefits and perquisites.

Accounting and Tax Considerations

Deductibility of Compensation under Federal Income Taxes

Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company paid any amounts with respect to Fiscal 2010 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Plan, and stock options or other awards made under the 2005 Plan, have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as “performance-based compensation” under Section 162(m) of the Code).

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

The Compensation Committee
Claes Warnander, Chairman
Mark T. Becker (until September 30, 2010)
Samuel B. Fortenbaugh III

COMPENSATON COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

None.

SUMMARY COMPENSATION TABLE

The following table sets forth the aggregate amounts of compensation earned in the fiscal year ended June 30, 2010 for services rendered in all capacities by the Named Executive Officers.

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred
				Awards	Awards	Compensation	Compensation	All Other
Name and		Salary	Bonus	($)	($)	($)	Earnings	Compensation
Principal Position	Year	($)	($)	(1)	(1)	(2)	($)(3)	($)		Total ($)

Karl S. Puehringer(4)	2010	$378,000	—	$45,500	$21,000	—	$42,908	$34,662	(5)	$522,070
Former President and Chief	2009	$403,039	—	$60,300	$2,764	—	$41,891	$39,579	(5)	$547,573
Executive Officer	2008	$400,000	—	$474,500	$20,426	$182,400	$38,951	$107,694	(5)	$1,223,981
John P. Jordan	2010	$229,500	—	$27,300	$12,600	—	$86,082	$12,608	(6)	$368,090
Vice President, CFO	2009	$244,702	—	$33,500	—	—	$80,132	$20,318		$378,652
and Treasurer	2008	$251,539	$50,000	$106,000	—	$114,000	$72,956	$25,600		$620,095
Steffen Weisser(7)	2010	$214,619	—	$59,050	$12,600	—	—	$18,267	(8)	$304,536
Vice President — Operations
Peter Hultberg(9)	2010	$163,038	—	$59,050	$12,600	—	—	$42,971	(10)	$277,659
Vice President — Marketing, Sales and Service

(1)	Represents the aggregate grant date fair value for Restricted Stock Awards and Restricted Stock Unit Awards (Stock Awards), Performance Share Awards and Stock Options (Option Awards) granted during the fiscal year and prior fiscal years, and computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178). Assuming the highest level of performance possible, the maximum value of the Performance Share Awards for Messrs. Puehringer, Jordan, Weisser and Hultberg for FY 2010 and FY 2009 would be $77,750, $45,216, $35,900 and $35,900, respectively.

(2)	Includes cash bonus earned, but not paid until the subsequent year, under the Company’s MICP.

(3)	Represents total change in the present value of the accumulated benefits under the Company’s SERP arrangements (see SERP table below) for the NEOs from July 1, 2009 (the beginning of Fiscal 2010) to June 30, 2010 (the end of Fiscal 2010).

(4)	Mr. Puehringer and the Company mutually agreed to terminate his employment as President and Chief Executive Officer of the Company and Mr. Puehringer resigned as a Director of the Company, effective September 30, 2010.

(5)	For Fiscal 2010, the figure includes a $3,369 long-term disability insurance premium, a $5,730 life insurance premium, a $3,413 auto allowance, a $4,155 club membership fee, $3,320 for legal and accounting/financial advice and a $14,675 contribution to a private pension insurance policy ($16,961 for FY2009 and $18,719 for FY2008).

(6)	For Fiscal 2010, the figure includes a $4,555 long-term disability insurance premium, a $1,620 life insurance premium and a $6,433 auto allowance.

(7)	Elected a Vice President, effective July 1, 2009. Dr. Weisser’s Fiscal 2010 salary and benefit amounts are translated from Euros using the exchange rate in effect on June 30, 2010.

(8)	For Fiscal 2010, the figure includes a $10,930 auto allowance and a $7,337 contribution to a personal pension insurance.

(9)	Elected a Vice President, effective July 1, 2009. Mr. Hultberg’s Fiscal 2010 salary and benefit amounts are translated from SEKs using the exchange rate in effect on June 30, 2010.

(10)	For Fiscal 2010, the figure includes a $12,114 auto allowance, a $28,480 contribution to a personal pension insurance, a $1,525 for long term disability insurance and $852 for immediate medical care insurance.

Employment Agreements

Karl S. Puehringer

Effective June 30, 2010, the Company entered into an amended and restated employment agreement with Karl S. Puehringer, its then President and Chief Executive Officer, replacing an earlier agreement dated June 19, 2007. The amended and restated agreement, which extended the term of the agreement and the notice period for termination, but otherwise contained the same terms as the earlier agreement, provided for the Company to pay to Mr. Puehringer (a) a minimum base salary of $420,000, (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for fifteen (15) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was initiated by the Company or by Mr. Puehringer, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Puehringer’s duties, then in each such case, Mr. Puehringer could have, within six months of any such event, terminated his employment and would have been entitled to receive a severance payment in an amount equal to 2.9 times his then annual base salary. Mr. Puehringer’s amended and restated employment agreement was for an initial term that would have expired on September 30, 2012 and would have been automatically extended for an additional five (5) year term unless terminated upon two (2) year’s prior written notice given by either party to the other. However, Mr. Puehringer’s employment by the Company, as well as his amended and restated employment agreement, was terminated effective September 30, 2010, pursuant to a Termination Agreement dated September 30, 2010 between the Company and Mr. Puehringer. Pursuant to the Termination Agreement, Mr. Puehringer also resigned as a Director and as President and Chief Executive Officer of the Company.

John P. Jordan

On December 19, 2008, the Company entered into a new employment agreement with John P. Jordan, its Vice President, Chief Financial Officer and Treasurer replacing an earlier agreement dated February 22, 2007. The new agreement provides for the Company to pay to Mr. Jordan (a) a minimum base salary of $250,000 (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Jordan agreed to a ten (10%) percent reduction in his then annual base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) a supplemental retirement benefit for ten (10) years following termination of his employment, subject to vesting as set forth in the agreement, and (d) certain amounts upon termination of his employment, such amounts to depend upon whether the termination was by the Company or by Mr. Jordan, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to his death or disability. For purposes of clause (d) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company resulting in a change in control, (ii) the liquidation of the Company, or (iii) a material diminution in Mr. Jordan’s duties, then in each such case, Mr. Jordan may, within six months of any such event, terminate his employment and be entitled to receive a severance payment in an amount equal to his then annual base salary. Mr. Jordan’s agreement was for an initial term that expired on March 8, 2010 and automatically extended for an additional three (3) year term. Unless terminated with six months prior written notice, Mr. Jordan’s agreement will continue to automatically extend for additional three (3) year terms. Mr. Jordan has agreed that, for a period of three (3) years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company.

Peter Hultberg

Effective July 1, 2009, the Company’s Swedish subsidiary, Baldwin Jimek AB, entered into a new employment agreement with Peter Hultberg, the Company’s Vice President — Marketing, Sales and Service, replacing an earlier agreement dated March 3, 2006. The new agreement provides for the Company to pay to Mr. Hultberg (a) a base monthly salary of SEK 110,508 (approximately $14,167), to be increased to SEK 125,000 per month (approximately $16,025) effective January 1, 2010 (this was amended by Letter Agreement dated January 29, 2009, wherein Mr. Hultberg agreed to a ten (10%) percent reduction in his base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) equity compensation under the Company’s 2005 Equity Compensation Plan, and (d) a supplemental retirement contribution of 15% to a pension scheme of his choice. The agreement is valid until terminated by either Mr. Hultberg or the Company with six months written notice. If terminated by the Company, Mr. Hultberg shall be entitled to receive a severance payment equal to six months salary following expiration of the notice period. Mr. Hultberg has agreed that, during any notice period, and if terminated by the Company, during an additional six month severance period, he will not compete, directly or indirectly, with the Company.

Steffen Weisser

Effective July 1, 2009, the Company’s German subsidiary, Baldwin Germany GmbH, entered into a new employment agreement with Steffen Weisser, the Company’s Vice President — Operations, replacing an earlier agreement dated June 28, 2007. The new agreement provides for the Company to pay to Dr. Weisser (a) an annual base salary of EU 190,000 (approximately $232,351), to be increased to EU 200,000 (approximately $244,580) effective January 1, 2010 (this was amended by Letter Agreement dated January 29, 2009, wherein Dr. Weisser agreed to a ten (10%) percent reduction in his base salary, effective February 1, 2009), (b) incentive compensation under the Company’s MICP, (c) equity compensation under the Company’s 2005 Equity Compensation Plan, and (d) a private pension insurance contribution of up to EU 500 per month. The agreement is valid until terminated by either Dr. Weisser or the Company with six months written notice given to the other, but if not previously terminated, it shall expire when Dr. Weisser reaches the age of 65. If terminated by the Company without cause, Dr. Weisser shall be entitled to receive a severance payment equal to six months salary following expiration of the notice period. Dr. Weisser has agreed that, during any notice period, and if terminated by the Company, during an additional six month severance period, he will not compete, directly or indirectly, with the Company, in exchange for fifty (50%) percent of his average total monthly salary for six months, less any severance paid.

GRANTS OF PLAN-BASED AWARDS
FOR THE FISCAL YEAR ENDED JUNE 30, 2010

The following table sets forth information regarding grants made during the fiscal year ended June 30, 2010 to the NEOs pursuant to the Company’s 2005 Equity Compensation Plan and the 2010 MICP.

							All Other
						All Other	Option
						Stock Awards:	Awards:
						Number of	Number of	Exercise or
			Estimated Future Payouts Under			Shares of	Securities	Base Price	Grant Date Fair
			Non-Equity Incentive Plan Awards			Stock or Units	Underlying	of Option	Value of Stock and
	Grant Date		Threshold	Target	Maximum	(#)	Options (#)	Awards ($)	Option Awards ($)(5)

Karl S. Puehringer(6)	09/11/2009	(1)	$0	$210,000	$315,000	—	—	—	—
	11/10/2009	(2)	—	—	—	—	25,000	$1.82	21,000
	11/10/2009	(3)	—	—	—	25,000	—	—	45,500
	11/10/2009	(4)	—	—	—	25,000	—	—	0
John P. Jordan	09/11/2009	(1)	$0	$127,500	$191,250	—	—	—	—
	11/10/2009	(2)	—	—	—	—	15,000	$1.82	12,600
	11/10/2009	(3)	—	—	—	15,000	—	—	27,300
	11/10/2009	(4)	—	—	—	15,000	—	—	0
Steffen Weisser	09/11/2009	(1)	$0	$101,009	$151,514	—	—	—	—
	08/17/2009	(3)	—	—	—	25,000	—	—	31,750
	11/10/2009	(2)	—	—	—	—	15,000	$1.82	12,600
	11/10/2009	(3)	—	—	—	15,000	—	—	27,300
	11/10/2009	(4)	—	—	—	15,000	—	—	0
Peter Hultberg	09/11/2009	(1)	$0	$68,745	$103,118	—	—	—	—
	08/17/2009	(3)	—	—	—	25,000	—	—	31,750
	11/10/2009	(2)	—	—	—	—	15,000	$1.82	12,600
	11/10/2009	(3)	—	—	—	15,000	—	—	27,300
	11/10/2009	(4)	—	—	—	15,000	—	—	0

(1)	Award letters were distributed on this date under the Company’s Fiscal 2010 MICP. No payments were earned by or made to the NEOs under the Fiscal 2010 MICP for the Company’s fiscal year ended June 30, 2010.

(2)	Stock Options granted at an exercise price of $1.82 per share, which represents the closing price of the Company’s Class A Common Stock on the Grant Date; options vest one third on each of the second, third and fourth anniversaries of the Grant Date and expire on the tenth anniversary of the Grant Date.

(3)	Restricted Shares or Restricted Share Units vest in three equal annual installments commencing on the first anniversary of the Grant Date and expire on the tenth anniversary of the Grant Date.

(4)	Performance Share Awards granted in connection with certain performance criteria and targets; stock to be awarded if those targets are met during the three-year performance period ending June 30, 2012.

(5)	Represents the aggregate Grant Date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 178).

(6)	All grants of stock-based compensation made to Mr. Puehringer and included in this table were forfeited upon termination of Mr. Puehringer’s employment on September 30, 2010.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2010

The following table lists the outstanding stock options, and the unvested restricted stock awards, restricted stock unit awards and performance share awards held at June 30, 2010 by each of the NEOs.

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan Awards:
								Incentive	Market or
								Plan Awards:	Payout
								Number of	Value of
		Number of	Number of				Market	Unearned	Unearned
		Shares of	Shares of			Number of	Value of	Shares,	Shares,
		Common Stock	Common Stock			Shares or	Shares or	Units or	Units or
		Underlying	Underlying			Units of	Units of	Other	Other
		Unexercised	Unexercised	Option		Stock that	Stock that	Rights that	Rights that
		Options	Options	Exercise	Option	have not	have not	have not	have not
	Grant	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Date	Exercisable	Unexercisable	($)	Date	(#)(a)	($)(1)	(#)(b)	($)(1)

Karl S. Puehringer(2)	11/13/2001	25,000	—	$1.15	11/13/2011	—	—	—	—
	8/13/2002	30,000	—	$0.82	8/13/2012	—	—	—	—
	11/11/2003	25,000	—	$1.93	11/11/2013	—	—	—	—
	8/17/2004	35,000	—	$3.41	8/17/2014	—	—	—	—
	11/13/2007	—	—	—	—	21,667	$25,567	—	—
	3/7/2008	—	—	—	—	16,667	$19,667	—	—
	11/11/2008	—	—	—	—	20,000	$23,600	—	—
	11/11/2008	—	—	—	—	—	—	15,000	$17,700
	11/10/2009	—	25,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	25,000	$29,500	—	—
	11/10/2009	—	—	—	—	—	—	25,000	$29,500
John P. Jordan	11/13/2007	—	—	—	—	6,667	$7,867	—	—
	11/11/2008	—	—	—	—	11,112	$13,112	—	—
	11/11/2008	—	—	—	—	—	—	8,333	$9,833
	11/10/2009	—	15,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	15,000	$17,700	—	—
	11/10/2009	—	—	—	—	—	—	15,000	$17,700
Steffen Weisser	11/13/2007	—	—	—	—	3,333	$3,933	—	—
	11/11/2008	—	—	—	—	—	—	4,000	$4,720
	11/11/2008	—	—	—	—	5,333	$6,293	—	—
	08/17/2009	—	—	—	—	25,000	$29,500	—	—
	11/10/2009	—	15,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	15,000	$17,700	—	—
	11/10/2009	—	—	—	—	—	—	15,000	$17,700
Peter Hultberg	08/17/2004	5,000	—	$3.41	08/17/2014	—	—	—	—
	11/13/2007	—	—	—	—	2,500	$2,950	—	—
	11/11/2008	—	—	—	—	—	—	4,000	$4,720
	11/11/2008	—	—	—	—	5,333	$6,293	—	—
	08/17/2009	—	—	—	—	25,000	$29,500	—	—
	11/10/2009	—	15,000	$1.82	11/10/2019	—	—	—	—
	11/10/2009	—	—	—	—	15,000	$17,700	—	—
	11/10/2009	—	—	—	—	—	—	15,000	$17,700

(1)	Represents the number of shares of unvested RSAs, RSUs or PSAs which remain under restriction multiplied by $1.18, the fair market value (closing price) of the Company’s Class A Common Stock on June 30, 2010, the last trading day of Fiscal 2010.

(2)	Pursuant to the Termination Agreement between Karl S. Puehringer and the Company, effective September 30, 2010, all Awards granted by the Company to Mr. Puehringer which have not fully vested shall be forfeited to the extent not fully vested as a result of the termination of Mr. Puehringer’s employment by the Company and his resignation as a Director and as President and Chief Executive Officer of the Company, except the RSA made on March 7, 2008 with respect to which Mr. Puehringer has made a timely election under Section 83(b) of the Internal Revenue Code and paid the income taxes payable by him as a result of such election which shall not be forfeited and shall instead vest on such date that such Award would have vested if Mr. Puehringer’s employment by the Company had not terminated; stock options which were granted to Mr. Puehringer and which have vested but would otherwise have expired prior to September 30, 2012 may be exercised by Mr. Puehringer and shall not expire until September 30, 2012.

VESTING SCHEDULE FOR UNVESTED RSAS AND PSAS

The amounts shown in columns (a) and (b) of the Outstanding Equity Awards at June 30, 2010 Table above are RSAs or RSUs and PSAs that have not yet vested. The table below shows the vesting schedules for these outstanding awards. All awards below vest on the anniversary of the date of grant in the calendar year indicated except PSAs which vest upon achieving certain targets by the fiscal year end (June 30) in the calendar year indicated.

Name	Grant Date		CY2010	CY2011	CY2012

Karl S. Puehringer(2)	11/13/2007		—	—	—
	03/07/2008		—	16,667	—
	11/11/2008		—	—	—
	11/11/2008	(1)	—	—	—
	11/10/2009		—	—	—
	11/10/2009	(1)	—	—	—
John P. Jordan	11/13/2007		6,667	—	—
	11/11/2008		5,556	5,556	—
	11/11/2008	(1)	—	8,333	—
	11/10/2009		5,000	5,000	5,000
	11/10/2009	(1)	—	—	15,000
Peter Hultberg	11/13/2007		2,500	—	—
	11/11/2008		2,666	2,667	—
	11/11/2008	(1)	—	4,000	—
	08/17/2009		8,333	8,333	8,334
	11/10/2009		5,000	5,000	5,000
	11/10/2009	(1)	—	—	15,000
Steffen Weisser	11/13/2007		3,333	—	—
	11/11/2008		2,666	2,667	—
	11/11/2008	(1)	—	4,000	—
	08/17/2009		8,333	8,333	8,334
	11/10/2009		5,000	5,000	5,000
	11/10/2009	(1)	—	—	15,000

(1)	PSAs

(2)	Pursuant to the Termination Agreement between Karl S. Puehringer and the Company, effective September 30, 2010, all Awards granted by the Company to Mr. Puehringer which have not fully vested shall be forfeited to the extent not fully vested as a result of the termination of Mr. Puehringer’s employment by the Company and his resignation as a Director and as President and Chief Executive Officer of the Company, except the RSA made on March 7, 2008 with respect to which Mr. Puehringer has made a timely election under Section 83(b) of the Internal Revenue Code and paid the income taxes payable by him as a result of such election which shall not be forfeited and shall instead vest on such date that such Award would have vested if Mr. Puehringer’s employment by the Company had not terminated.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL
YEAR ENDED JUNE 30, 2010

The following table lists the exercise of stock options and the lapse of restrictions with respect to restricted stock awards (RSAs) or restricted stock units (RSUs) for each NEO during the fiscal year ended June 30, 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares of		Shares of
	Common Stock		Common Stock	Value Realized
	Acquired	Value Realized	Acquired	on Vesting
	on Exercise	on Exercise	on Vesting	($)
Name	(#)	($)	(#)	(1)

Karl S. Puehringer	—	—	10,000	$14,200
	—	—	21,667	$30,767
	—	—	10,000	$15,900
	—	—	16,667	$18,834
	—	—	10,000	$11,800
John P. Jordan	—	—	5,555	$8,832
	—	—	6,667	$9,867
	—	—	6,667	$9,467
Peter Hultberg	—	—	2,667	$4,239
	—	—	2,500	$3,550
	—	—	2,500	$3,550
Steffen Weisser	—	—	2,666	$4,239
	—	—	3,333	$4,733

(1)	Value Realized on Vesting represents the fair market value (closing price) of the Company’s Class A Common Stock on the date the restrictions on the RSAs or RSUs lapsed.

PENSION BENEFITS (SUPPLEMENTAL RETIREMENT BENEFITS — SERPs)

The table below shows the present value of accumulated benefits as of the last day of the fiscal year ended June 30, 2010 payable to each of the NEOs who have SERP arrangements with the Company and the number of years of service credited to each of those NEOs under the SERP agreements. The calculation and valuation of the accumulated benefits for the fiscal year ended June 30, 2010 were made by Watson Wyatt Worldwide, the Company’s actuarial consultants, in accordance with requirements of applicable accounting standards, including SFAS 87, 88, 130, 132 and 158, and in conformance with generally accepted actuarial principles and practices. The material assumptions used in those calculations are set forth in Note 12 — Supplemental Compensation — to the consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, and are incorporated by reference herein.

			Present
		Number of Years	Value of Accumulated	Payments During
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)

Karl S. Puehringer	SERP	9	910,799 (1)	—
John P. Jordan	SERP	3	260,363	—

(1)	The amount shown in the table represent the present value of the accumulated benefit; however, pursuant to the Termination Agreement between Karl S. Puehringer and the Company, effective September 30, 2010, Mr. Puehringer or his Beneficiary will be paid an actual amount equal to one million eight hundred ninety thousand ($1,890,000) dollars commencing in April 2011 and ending in September 2025, payable $31,500 during April, May and June 2011 and thereafter a monthly payment of $10,500 for a period of one hundred seventy-one (171) months.

Other than the benefits described above, the Company does not provide its NEOs with any nonqualified deferred compensation benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The employment agreements that the Company has entered into with each of the NEOs other than Mr. Puehringer require the Company to provide for certain payments to those NEOs in the event of termination of their employment or a change in control of the Company. The following table shows estimated payments to each of the Company’s NEOs other than Mr. Puehringer under their existing contracts under various scenarios involving a termination of employment or a change in control of the Company, assuming that such individual’s employment was terminated or a change in control of the Company had occurred on June 30, 2010.

Payment	John P. Jordan	Steffen Weisser	Peter Hultberg

Upon termination by the Company Without Cause
Cash Severance	$255,000	$244,580	$192,300
Accrued but unpaid MICP(1)	$127,500	$122,290	$96,150
Vested SERP Compensation(2)	$260,363	—	—
Cost of outplacement	$15,000	—	—
Insurance reimbursement	$14,976	—	$5,112
Accrued vacation	$8,337	$28,221	$22,188

Upon termination by Mutual Consent
Accrued but unpaid MICP	$127,500	$122,290	$96,150
Vested SERP Compensation	$260,363	—	—
Accrued vacation	$8,337	$17,403	$45,117

Upon termination by the Company for Cause
Vested SERP Compensation	$260,363	—	—
Accrued vacation	$8,337	$17,403	$45,117

Upon termination by the Executive
Upon the occurrence of Certain Events(3)
Cash Severance	$255,000	$122,290	$96,150
Accrued but unpaid MICP	$127,500	$122,290	$96,150
Vested SERP Compensation	$260,363	—	—
Cost of outplacement	$15,000	—	—
Insurance reimbursement	$14,976	—	$5,112
Accrued vacation	$8,337	$17,403	$45,117

Payment	John P. Jordan		Steffen Weisser	Peter Hultberg

Upon termination as a result of Disability
Disability Payment	$47,216	(4)	—	—
Accrued but unpaid MICP	$127,500		$122,290	$96,150
Vested SERP Compensation	$260,363		—	—
Accrued vacation	$8,337		$17,403	$45,117

Upon termination as a result of Death
Accrued but unpaid MICP	$127,500		$122,290	$96,150
Vested SERP Compensation	$260,363		—	—
Accrued vacation	$8,337		$17,403	$45,117

Upon termination for Retirement
Accrued but unpaid MICP	$127,500		$122,290	$96,150
Vested SERP Compensation	$260,363		—	—
Accrued vacation	$8,337		$17,403	$45,117

Upon expiration of Agreement
Cash Severance	—		—	—
Accrued but unpaid MICP	$127,500		—	—
Vested SERP Compensation	$260,363		—	—
Insurance reimbursement	—		—	—
Accrued vacation	$8,337		$17,403	$45,117

(1)	Reflects the value of the payment under the Company’s MICP assuming the payout was at 100% of the target.

(2)	Reflects the present value of the SERP benefits that would be provided upon termination. This is not a lump sum payment.

(3)	Mr. Jordan’s employment agreement provides that, upon the occurrence of certain events (e.g. a material diminution of duties or the assignment of duties that are materially inconsistent with the NEO’s position, merger or sale by the Company with or into another entity, sale by the Company of substantially all of its assets, change of a majority of directors of the Company, or adoption by the Company of any plan of liquidation), the NEO may terminate his employment and receive the same payments from the Company that the Company would have been obligated to pay in the case of Termination by the Company Without Cause. In the employment agreements of Mr. Hultberg and Dr. Weisser, there are no such provisions; however, those NEOs may terminate their respective employment agreements at any time upon six months notice and the amounts shown above reflect what payments would be due upon such terminations.

(4)	Reflects the present value of disability payments in an amount of 50% of the NEO’s monthly base salary payable until the NEO attains the age of 65. This is not a lump sum payment.

With regard to Mr. Puehringer, his employment by the Company as well as his amended and restated employment agreement, was terminated effective September 30, 2010 pursuant to a Termination Agreement dated September 30, 2010 between the Company and Mr. Puehringer. Pursuant to the Termination Agreement, Mr. Puehringer resigned as a Director and as President and Chief Executive Officer of the Company. Also pursuant to the Termination Agreement, the Company will pay or reimburse to Mr. Puehringer the following:

Accrued and Unpaid Salary(1)	$112,269
Severance Compensation(2)	$840,000
Fiscal 2011 Incentive Compensation(3)	—
Deferred Compensation(4)	$1,890,000
Medical Benefits(5)	$31,483
Automobile(6)	$7,670

(1)	Represents accrued and accumulated vacation days through September 30, 2010. This is a lump sum payable on or before October 15, 2010.

(2)	Severance payments will be payable $245,000 on the first regular payroll date for salaried employees of the Company in April 2011 and thereafter a monthly amount of $35,000 beginning on the first regular payroll date for salaried employees of the Company in May 2011 for a period of eight (8) months and a final payment of $315,000 on December 31, 2011.

(3)	Twenty-five (25%) percent of the incentive compensation that Mr. Puehringer would have received for the fiscal year ending June 30, 2011 if Mr. Puehringer had been employed by the Company during the entire fiscal year ending June 30, 2011 which shall be determined and paid to Mr. Puehringer in accordance with the terms of the Company’s MICP as in effect on September 30, 2010 for the fiscal year ending June 30, 2011. This will be a lump sum payment ranging from zero to $78,750, payable no later than December 31, 2011.

(4)	Deferred compensation payments will commence on the first regular payroll date for salaried employees of the Company in April 2011 and ending on the first regular payroll date for salaried employees of the Company in September 2025, payable $31,500 in each of the first regular payroll dates for salaried employees of the Company in April, May and June 2011 and thereafter a monthly payment of $10,500 beginning on the first regular payroll date for salaried employees of the Company in July 2011 for a period of one hundred seventy-one (171) months.

(5)	Amount shown represents the Company’s reimbursement to Mr. Puehringer of eighty (80%) percent of any premiums paid by Mr. Puehringer for continuation of the medical benefits previously provided by the Company for the period he is entitled to COBRA continuation coverage under Section 498B of the Internal Revenue Code (the “Code”) or September 30, 2012, whichever occurs first.

(6)	Amount shown represents the automobile lease payments for the automobile that the Company leases and is presently providing to Puehringer for a period of seven (7) months commencing October 1, 2010 and ending April 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Samuel B. Fortenbaugh III, a Director of the Company since 1987, has rendered legal services to the Company since September 2002. During the fiscal year ended June 30, 2010, the Company paid $139,321 to Mr. Fortenbaugh for legal services rendered. Prior to September 2002, Mr. Fortenbaugh was a partner of the law firm of Morgan Lewis & Bockius LLP, which firm has rendered legal services to the Company since 1980.

Akira Hara, a Director of the Company from 1989 through 2008, has served as a strategic advisor to the Company from January 1, 2004 through October 1, 2008 and since that time has served as a senior advisor to the Company. He is also a non-executive Chairman of Baldwin Japan Limited, a wholly-owned subsidiary of the Company. Mr. Hara currently receives compensation of approximately $40,000 per year as a senior advisor. In addition, Mr. Hara also receives benefits under a non-qualified supplemental executive retirement plan, which expires in 2015 or upon his death, whichever occurs later. The estimated annual benefit paid to Mr. Hara under this supplemental plan is approximately $136,000.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“GT”) has audited the accounts of the Company since the fiscal year ended June 30, 2007.

The table below provides a summary of the aggregate fees billed for professional services rendered to the Company by GT during the fiscal years ended June 30, 2009 and 2010.

	2010	2009

Audit Fees	$1,182,448	$1,323,414
Audit-Related Fees	$3,600	$80,891
Tax Fees	—	$44,784
All Other Fees	$—	—

TOTAL	$1,186,048	$1,449,088

In accordance with its charter, the Audit Committee pre-approves all non-audit fees. There were no non-audit services provided by GT to the Company during Fiscal 2010.

A representative of GT is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and to respond to appropriate questions of stockholders.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for inclusion in the Company’s 2011 proxy statement provided they are received by the Company no later than June 16, 2011, which, pursuant to SEC rules, is 120 days prior to the first anniversary of the mailing date of this proxy statement for the 2010 Annual Meeting of Stockholders, and are otherwise in compliance with applicable SEC regulations. A stockholder who wishes to present a proposal at the 2011 Annual Meeting of Stockholders when such proposal is not intended to be included in the Company’s 2011 proxy statement must give advance notice to the Company on or before August 31, 2011, which, pursuant to SEC rules, is 45 days prior to the first anniversary of the mailing date of this proxy statement for the 2010 Annual Meeting of Stockholders.

GENERAL

So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matter or proposal that may legally come before the meeting or any adjournment thereof in accordance with the discretion of the persons named therein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities to file with the Company, the SEC, and the NYSE Amex initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2010, to the best of the Company’s knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010, including financial statements, may be obtained without charge by writing to the Company Secretary at the above address. The Annual Report is also available on the Company’s website at www.baldwintech.com under “Investor Relations”.

OTHER INFORMATION

The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

Helen P. Oster
Secretary

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 16, 2010
401(k) PLAN
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 16, 2010 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect three Class II Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Mark T. Becker, Gerald A. Nathe and Ronald B. Salvagio
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 16, 2010
CLASS A COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 16, 2010 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect three Class II Directors to serve for a three-year term or until their successors are elected and qualified:

For [  ] Withhold [  ] For All Except [  ]
Mark T. Becker, Gerald A. Nathe and Ronald B. Salvagio
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com

REVOCABLE PROXY
BALDWIN TECHNOLOGY COMPANY, INC.

[ X ]	PLEASE MARK VOTES
AS IN THIS EXAMPLE
Annual Meeting of Stockholders
to be held November 16, 2010
CLASS B COMMON STOCK
Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints JOHN P. JORDAN and HELEN P. OSTER, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Class B Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of the Company, 2 Trap Falls Road, Suite 402, Shelton, Connecticut on November 16, 2010 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated hereon.
1. To elect one Class II Director to serve for a three-year term or until his successor is elected and qualified:
For [  ] Withhold [  ] For All Except [  ]
Gerald A. Nathe
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.
MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [  ]

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.
BALDWIN TECHNOLOGY COMPANY, INC.
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please sign exactly as your name appears hereon.
PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

ANNUAL MEETING MATERIALS ARE
AVAILABLE ON LINE AT
http://www.annualmeeting.baldwintech.com